Exhibit 10.37

THIRD AMENDMENT TO

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (the “Amendment”), dated April 13, 2009, is entered into by and between RF MONOLITHICS, INC., a Delaware corporation (the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), acting through its Wells Fargo Business Credit operating division.

RECITALS

A. The Borrower and the Lender are parties to a Credit and Security Agreement dated as of August 29, 2007 (as amended from time to time, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

B. The Borrower desires to refinance the Real Estate and has requested that the Lender release, or assign, its Lien on the Real Estate in connection with such refinancing and amend certain provisions of the Credit Agreement to acknowledge such refinancing, which the Lender is willing to do pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Defined Terms. (a) Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

(b) Section 1.1 of the Credit Agreement is amended by adding, in appropriate alphabetical order, the following definitions:

“Real Estate” is defined in Section 5 of the First Amendment to this Agreement.

“Viewpoint Lien” means Viewpoint Bank’s Lien on the Real Estate evidenced by a Deed of Trust, dated April 13, 2009, or similar instrument that does not extend to the Lender’s other Collateral.

“Viewpoint Loan” means the $900,000 loan made by Viewpoint Bank to the Borrower evidenced by a Promissory Note (Commercial Single Advance), dated and funded on April 13, 2009, with the principal to be paid in 59 consecutive monthly installments based on a 180-month amortization and one final installment of the then unpaid principal and interest.

2. Amendments. (a) Section 6.3(a) of the Credit Agreement is amended (i) by deleting the word “and” at the end of clause (vii), (ii) by deleting the period at the end of clause (viii) and inserting in lieu thereof “; and” and (iii) by adding a new clause after clause (viii) reading as follows:

“(ix) the Viewpoint Lien.”

(b) Section 6.4 of the Credit Agreement is amended by (i) deleting the word, “and” at the end of clause (f), (ii) by deleting the period at the end of clause (g) and inserting in lieu thereof “; and”, and (iii) by adding a new clause after clause (g) reading as follows:

“(h) the Viewpoint Loan.”

3. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

4. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

(a) Receipt by the Lender of the proceeds of the Viewpoint Loan, net of customary title insurance, loan closing and related expenses, for application to the Term Note and then to other Indebtedness in such order and manner as the Lender elects.

(b) Such other matters as the Lender may in its reasonable discretion require.

5. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

(a) The Borrower has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments has been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

(b) The execution, delivery and performance by the Borrower of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the certificate of incorporation or bylaws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date and except for the representations found in Section 5.13 of the Credit Agreement as they relate to the matters set forth in the Lender’s March 30, 2009 letter to the Borrower.

6. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

7. No Waivers. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

8. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

9. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all reasonable fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

10. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

11. Viewpoint Bank Account. The Lender consents to the Borrower’s request to open and maintain a bank account with Viewpoint Bank in order to effect payment of regularly scheduled installments on the Viewpoint Loan; provided, however, that (i) no proceeds of Collateral may be deposited therein (and the Borrower’s obligation to cause proceeds of Collateral to be remitted to the Lockbox and to the Collection Account is unaffected and unaltered by such consent and (ii) only amounts sufficient to pay the next regularly scheduled installment on the Viewpoint Loan will be deposited or maintained therein plus a de minimis amount of $25,000.

12. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE LOAN DOCUMENTS OR THE INDEBTEDNESS EVIDENCED BY THE LOAN DOCUMENTS.

[Balance of Page Left Blank Intentionally.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION		RF MONOLITHICS, INC.

By	/s/ James R. Harris	By:	/s/ Harley E Barnes III
	James R. Harris		Harley E Barnes III
	Its Vice President		Chief Financial Officer

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS

The undersigned, each a guarantor of the indebtedness of RF Monolithics, Inc. (the “Borrower”) to Wells Fargo Bank, National Association (the “Lender”), acting through its Wells Fargo Business Credit operating division, pursuant to the separate Guaranty of each Guarantor dated as of August 29, 2007, as the case may be (each, a “Guaranty”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in Paragraph 8 of the Amendment) and execution thereof; (iii) reaffirms all obligations to the Lender pursuant to the terms of the Guaranty; and (iv) acknowledges that the Lender and Borrower may amend, restate, extend, renew or otherwise modify the Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty for all of the Borrower’s present and future indebtedness to the Lender.

ALEIER, INC.

By	/s/ Harley E Barnes III
Harley E Barnes III
Vice President

CIRRONET INC.

By	/s/ Harley E Barnes III
Harley E Barnes III
Vice President